                                                                     Exhibit 4.2


                      FIRST AMENDMENT TO RIGHTS AGREEMENT
                      -----------------------------------


          AMENDMENT, dated as of September 21, 1999 (the "Amendment"), to the Rights Agreement, dated as of April 15, 1996 (the "Rights Agreement"), between Bone Care International, Inc., a Wisconsin corporation (the "Company"), and Norwest Bank Minnesota, N.A. (the "Rights Agent").

          Pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended by deleting such Section in its entirety and by adding the following in lieu thereof:

               "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or other compensation program or arrangement of the Company or of any such Subsidiary, (iv) any Person holding such shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement, or (v) Dr. Richard B. Mazess, any Affiliate of Dr. Richard B. Mazess or, in the event of the incompetence or death of Dr. Richard B. Mazess, the estate or any executor, administrator, conservator or beneficiaries of Dr. Richard B. Mazess (the Persons in clauses (i) through (v) being hereinafter collectively called

     "Exempt Persons"). Notwithstanding the preceding sentence, no Person shall become an "Acquiring Person" as the result of an acquisition by the Company of shares of its Common Stock which, by reason of reducing the number of its then outstanding shares of Common Stock, increases the percentage of its then outstanding shares of Common Stock Beneficially Owned by such Person to 20% or more; provided, however, that if such Person shall, after the purchase by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement."

          2. Sections 1(i) and 1(t) of the Rights Agreement are hereby deleted in their entirety and the remaining Sections 1(j) through 1(hh) are hereby redesignated as Sections 1(i) through 1(ll).

          3. Section 3(a) of the Rights Agreement is hereby amended by deleting "15%" in line 13 thereof and inserting "20%" in lieu thereof.

          4. Section 3(c) of the Rights Agreement is hereby amended by inserting ", as amended," following "April 15, 1996" in line 3 of the legend set forth therein.

          5. Section 7(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(b) The price (the "Exercise Price") for each one two-hundredth of a Preferred Share purchased upon exercise of the Rights shall be $50.00 as of September 21, 1999, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with subsection
          (c) of this Section 7."

          6. Section 11(a)(iii) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(iii) In the event that there shall not be sufficient authorized and unissued or treasury shares of Common Stock to permit the exercise in full of the Rights in accordance with paragraph (ii) of this subsection (a), the Company shall take all necessary action to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exercise in full of all outstanding Rights and, if necessary, shall use its best efforts to obtain stockholder approval thereof. Notwithstanding the preceding sentence, if the Board shall determine that such action is necessary or appropriate and is not contrary to the best interests of the holders of the Rights, the Board may cause the Company, in lieu of issuing shares of Common Stock in accordance with such paragraph (ii), to distribute, or if a sufficient number of shares of Common Stock cannot be issued for such purpose in accordance with the provisions hereof, the Company shall distribute, upon the exercise of each Right, cash, debt securities, Preferred Shares, other shares of Preferred Stock, other property or any combination thereof having an aggregate Fair Market Value (determined as provided in subsection (d) of this Section 11) equal to the Fair Market Value (as so determined) of the number of shares of Common Stock which otherwise would have been issuable pursuant to such paragraph (ii). Any such decision by the Board must be made and publicly announced within 30 days after the occurrence of any Section 11(a)(ii) Event."

          7. Section 13(d) of the Rights Agreement is hereby deleted in its entirety, and Sections 13(e) through 13(h) are hereby redesignated as Sections 13(d) through 13(g).

          8. Sections 23(a) and (b) of the Rights Agreement are hereby amended to read in their entirety as follows:

          "(a) The Board may, at its option, at any time prior to the earliest of (i) the Close of Business on the 10th Business Day after the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the 10th Business Day after the Record Date), (ii) the occurrence of any Section 13 Event and
     (iii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.005 per Right, adjusted as provided in subsection (g) of this Section 23 (such redemption price being hereinafter called the "Redemption Price").

          (b) In addition to the right of redemption reserved in the first sentence of subsection (a) of this Section 23, the Board may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price after the Share Acquisition Date, but prior to the occurrence of any
     Section 13 Event, if either (i) the Person who is an Acquiring Person shall have transferred or otherwise disposed of (either alone or together with its Affiliates and Associates) such number of shares of Common Stock of the Company, in one or a series of related transactions not directly or indirectly involving the Company or any of its Subsidiaries or the occurrence of any Section 13 Event, as shall result in such Person thereafter being a Beneficial Owner of less than 10% of the then outstanding shares of Common Stock of the Company, and after such transfer or other disposition there is no other Acquiring Person, or (ii) in connection with any Section 13 Event which shall not involve an Interested Stockholder and in which all holders of the Common Stock of the Company are treated the same."

          9. Section 23(d) of the Rights Agreement is hereby amended to strike and remove the words "and the Disinterested Directors" from the first sentence thereof.

          10. Section 27 of the Rights Agreement is hereby amended in its entirety to read as follows:

          "Section 27. Supplements and Amendments. Prior to the Distribution Date, but subject to the last sentence of this Section 27, the Company and the Rights Agent, if so directed in writing by the Company, shall supplement or amend any term, provision or condition of this Agreement (including, without limitation, the Exercise Price), without the approval of the registered holders of the stock certificates representing the Common Stock and the Rights. From and after the Distribution Date, but subject to the last sentence of this
     Section 27, the Company and the Rights Agent, if so directed in writing by the Company, shall supplement or amend this Agreement, without the approval of the registered holders of the Rights (however represented), in order:
     (a) to cure any ambiguity, (b) to correct or supplement any term, provision or condition of this Agreement which may be defective or inconsistent with any other term, provision or condition hereof, (c) to shorten or lengthen any time period specified herein or (d) to change or supplement one or more of the terms, provisions or conditions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect, as determined by the Board, the interests of the holders (other than any Restricted Person or the transferees therefrom specified in
     Section 7(d) of the Rights (however represented); provided, however, that this Agreement may not be supplemented or amended pursuant to clause (c) of this sentence (i) to lengthen any time period (except as permitted by Section 3(a)(ii)) unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders (other than any Restricted Person or the transferees therefrom specified in Section 7(d)) of the Rights or (ii) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be required to execute any supplement or amendment which affects any of the Rights Agent's rights, powers, obligations, duties or immunities under this Agreement without its consent. On and after the Distribution Date, no supplement or amendment shall be made which changes the Exercise Price, the number of one one-hundredths of a Preferred Share for which a Right is exercisable, the Redemption Price or the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of the Common Stock of the Company."

          11. Section 29 of the Rights Agreement is hereby amended to strike and remove the parenthetical phrase "(or, as and when set forth herein, the Disinterested Directors)" from the second sentence thereof and to strike and remove the parenthetical phrases "(or the Disinterested Directors)" and "(including any Disinterested Director)" from the third sentence thereof.

          12. Section 31 of the Rights Agreement is hereby amended to strike and remove the parenthetical phrase "(with the concurrence of at least a majority of the Disinterested Directors then in office)" from the proviso thereof.

          13. Exhibit B to the Rights Agreements is hereby amended and restated in its entirety in the form attached hereto.

          14. Exhibit C to the Rights Agreement is hereby amended and restated in its entirety in the form attached hereto.

          15. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

          16. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          17. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                                BONE CARE INTERNATIONAL, INC.


By /s/ Paul V. Peterson                By /s/ Dale W. Gutman
   -------------------------------        --------------------------------------
   Name:  Paul V. Peterson                Name:  Dale W. Gutman
   Title: Vice President - Sales          Title: Vice President - Finance
          and Marketing



Attest:                                NORWEST BANK MINNESOTA, N.A.


By /s/ Kenneth P. Swanson              By /s/ Karri L. VanDell
   -------------------------------        --------------------------------------
    Name:  Kenneth P. Swanson             Name:  Karri L. VanDell
    Title:    Assistant Secretary         Title: Assistant Vice President

                                                                       Exhibit B
                                                                       ---------

                                      FORM

                                       of

                               RIGHTS CERTIFICATE



Certificate No. R-                                                        Rights
_______ Aggregate Number of                                     ---------
Shares of Series A Junior
Participated Preferred Stock
Initially
Purchasable


          NOT EXERCISABLE AFTER APRIL 13, 2006 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF BONE CARE INTERNATIONAL, INC., AT $.005 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE STOCKHAREHOLDERS RIGHTS AGREEMENT HEREINAFTER MENTIONED. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SUCH AGREEMENT, RIGHTS BENEFICIALLY OWNED BY A RESTRICTED PERSON (AS SUCH TERM IS DEFINED IN SUCH AGREEMENT), OR BY SPECIFIED TRANSFEREES FROM A RESTRICTED PERSON, SHALL BE OR BECOME VOID.

                               RIGHTS CERTIFICATE

                         BONE CARE INTERNATIONAL, INC.


          This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner, subject to the terms, provisions and conditions of the Shareholders Rights Agreement dated as of April 15, 1996, as amended (the "Rights Agreement"), between Bone Care International, Inc., a Wisconsin corporation (the "Company"), and Norwest Bank Minnesota, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to the Close of Business on April 13, 2006, at the principal office of the Rights Agent or its successor as Rights Agent, one two-hundredth of a fully paid and nonassessable share of Series A Junior Participating Preferred Stock, $.001 par value (the "Preferred Shares"), of the Company at a price (the "Exercise Price") of $50.00 per one two-hundredth of a Preferred Share, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the related Form of Certification of Status duly executed, together with such signature guarantees and other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (as well as the number of one two-hundredths of a Preferred Share which may be purchased upon the exercise of each Right) set forth above, and the Exercise Price set forth above, are the numbers and the Exercise Price as of September __, 1999, based on the Preferred Shares as constituted on such date. As provided in the Rights Agreement, such number of Rights (and/or such number of one two-hundredths of a Preferred Share) and such Exercise Price are subject to change and adjustment upon the happening of certain events specified in the Rights Agreement. Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

          From and after the first occurrence of any Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) a Restricted Person, (ii) a transferee from a Restricted Person who becomes a transferee after the Acquiring Person becomes such or (iii) under certain circumstances specified in the Rights Agreement, a transferee from a Restricted Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall be or become void, and no holder hereof shall have any rights whatsoever with respect to such Rights.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof, to which Rights Agreement reference is hereby made for a full description of the rights, powers, obligations, duties and immunities hereunder of the Company, the Rights Agent and the holders of the Rights Certificates. Under the circumstances set forth in the Rights Agreement, the exercisability of the Rights represented hereby may be temporarily suspended. The Rights Agreement is on file at the principal office of the Company and at the principal office of the Rights Agent, and a copy will be provided upon written request to the Secretary of the Company.

          Upon surrender at the principal office of the Rights Agent, this Rights Certificate, with or without other Rights Certificates, may be exchanged for one or more Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase the same aggregate number of one two-hundredths of a Preferred Share as the Rights evidenced by the Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, one or more Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed, at the direction of the Board, at a redemption price (subject to adjustment) of $.005 per Right (payable in cash, shares of Common Stock of the Company or any other form of consideration deemed appropriate by the Board) or (ii) under certain circumstances, may be exchanged, in whole or in part, at the direction of the Board, for shares of Common Stock of the Company or Preferred Shares at an exchange rate (subject to adjustment) of one share of Common Stock or one two-hundredth of a Preferred Share per Right.

          No fractional Preferred Share will be issued upon the exercise of any Rights represented hereby (other than fractions which are a multiple of one two-hundredth of a Preferred Share), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

          No holder, as such, of this Rights Certificate shall be entitled to vote, to receive dividends or other distributions on or to exercise any preemptive rights with respect to, or shall be deemed for any other purpose to be the holder of, the Preferred Shares or other shares of capital stock of any class of the Company which may at any time be issuable upon exercise hereof; nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, or any right to vote for the election of directors or upon any other matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends, subscription rights or other distributions, until the Rights evidenced by this Rights Certificate shall have been exercised, in whole or in part, in accordance with the provisions of the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          IN WITNESS WHEREOF, this Rights Certificate has been executed by the Company by the duly authorized facsimile signature of a proper officer of the Company and duly attested by the duly authorized facsimile signature of a proper officer of the Company.

Dated as of _______________, ____.


                                       BONE CARE INTERNATIONAL, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

ATTEST:


----------------------------------
Name:
Title:


Countersigned:

---------------------------------,
as Rights Agent


NORWEST BANK MINNESOTA, N.A.


By
   -------------------------------
        Authorized Signature

                      [Reverse Side of Rights Certificate]


                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                    (To be executed by the registered holder
                   if such holder desires to exercise Rights
                    represented by this Rights Certificate)

To Bone Care International, Inc.:

          The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or other securities, cash or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:
                             -------------------



--------------------------------------------------------------------------------
                        (Please print name and address)


--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the remaining unexercised Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:
                             -------------------



--------------------------------------------------------------------------------
                        (Please print name and address)


--------------------------------------------------------------------------------


Dated:  _______________, 19__


                                       -----------------------------------------
                                                     Signature

Signature Guaranteed:
                      --------------------------


               Signatures must be guaranteed by a participant in a recognized Signature Guaranty Medallion Program.

                            CERTIFICATION OF STATUS

               The undersigned hereby certifies by checking the appropriate boxes that:

          (1)  this Rights Certificate

               [_]  is

               [_]  is not

being exercised by or on behalf of a Person who is or was a Restricted Person (as such term is defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, it

               [_]  did

               [_]  did not

acquire, directly or indirectly, the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a Restricted Person.



                                       -----------------------------------------
                                                     Signature


Date:  _______________, 19__

                                     NOTICE
                                     ------


          The signature(s) on the foregoing Form of Election to Purchase and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the Certification of Status set forth above is not completed, the Company will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be a Restricted Person (as such term is defined in the Rights Agreement), will not honor the Election to Purchase and will affix a legend to such effect on this Rights Certificate and on any Rights Certificates issued in exchange for this Rights Certificate.

                      [Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate)

          FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto ________________________________________________________________

_______________________________________________________________________________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________, 19__


                                       -----------------------------------------
                                                     Signature


Signature Guaranteed:
                      --------------------------

          Signatures must be guaranteed by a participant in a recognized Signature Guaranty Medallion Program.

                            CERTIFICATION OF STATUS

          The undersigned hereby certifies by checking the appropriate boxes that:

               (1)  this Rights Certificate


                    [_]  is


                    [_]  is not

being sold, assigned or transferred by or on behalf of a Person who is or was a Restricted Person (as such term is defined in the Rights Agreement); and

               (2) after due inquiry and to the best knowledge of the undersigned, it


                    [_]  did


                    [_]  did not

acquire, directly or indirectly the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became a Restricted Person.



                                       -----------------------------------------
                                                     Signature


Date:  _______________, 19__

                                     NOTICE
                                     ------


          The signature(s) on the foregoing Form of Assignment and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the Certification of Status set forth above is not completed, the Company will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be a Restricted Person (as such term is defined in the Rights Agreement), will not honor the Assignment and will affix a legend to such effect on this Rights Certificate and any Rights Certificates issued in exchange for this Rights Certificate.

                                                                       Exhibit C
                                                                       ---------



                         SUMMARY OF RIGHTS TO PURCHASE
            SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


          On April 13, 1996, the Board of Directors (the "Board") of Bone Care International, Inc., a Wisconsin corporation (the "Company"), declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, no par value (the "Common Stock"), of the Company. The dividend was paid on April 13, 1996 (the "Record Date") to the holders of record of the Common Stock at the Close of Business on such date. Each Right entitles the holder thereof (except as described below) to purchase from the Company one two-hundredth of a share of the Series A Junior Participating Preferred Stock, $.001 par value (the "Preferred Shares"), of the Company at a price (the "Exercise Price") of $50.00 per one two-hundredth of a Preferred Share, subject to adjustment. The terms of the Rights are set forth in the Shareholders Rights Agreement dated as of April 15, 1996, as amended (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"). Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

Distribution Date; Transfer of Rights

          Initially, the Rights associated with the Common Stock outstanding as of the Record Date will be evidenced solely by the stock certificates for such Common Stock, with a copy of this Summary of Rights attached thereto. The Rights will separate from the Common Stock upon the earliest to occur of (i) 10 Business Days after the first public announcement that any Person (other than an Exempt Person (as hereinafter defined)) has become an Acquiring Person (as hereinafter defined) and (ii) 10 Business Days (or such other Business Day as may be determined by action of the Board prior to the time that any Person shall become an Acquiring Person (as hereinafter defined) after the commencement by any Person (other than an Exempt Person) of, or the first public announcement of its intention to commence, a tender or exchange offer if, upon the consummation thereof, such Person would be the Beneficial Owner of 20% or more of the outstanding shares of Common Stock (the earliest of the dates specified in clauses (i) and (ii) being hereinafter called the "Distribution Date"). After the Distribution Date, the Rights will be evidenced solely by separate certificates and will trade independently from the Common Stock.

          An "Acquiring Person" is any Person who or which, together with its Affiliates and Associates, has acquired 20% or more of the shares of Common Stock then outstanding, but does not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or other compensation program or arrangement of the Company or of any such Subsidiary, (iv) any Person holding shares of Common Stock for or pursuant to the terms of any such plan, program or arrangement or (v) Dr. Richard B. Mazess, any Affiliate of Dr. Richard B. Mazess or, in the event of the incompetence or death of Dr. Richard
B. Mazess, the estate or any executor, administrator, conservator or beneficiaries of Dr. Richard B. Mazess (the Persons specified in clauses (i) through (v) being herein collectively called "Exempt Persons"). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an

"Acquiring Person," has become so inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be an "Acquiring Person."

          A "Restricted Person" is an Acquiring Person or any Affiliate or Associate thereof.

          The Rights Agreement provides that, until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights may be transferred only with the associated shares of Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), stock certificates for Common Stock issued after the Record Date, either upon transfer of outstanding shares or original issuance of additional shares of Common Stock, will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any stock certificate for shares of Common Stock, with or without such legend and whether or not a copy of this Summary of Rights is attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such stock certificate.

          As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of the Common Stock as of the Close of Business on the Distribution Date, which thereafter will constitute the sole evidence of the Rights. Each share of Common Stock issued by the Company after the Record Date and prior to the earlier redemption or expiration of the Rights, including any shares of Common Stock issued by reason of the exercise of any option, warrant, right (other than the Rights) or conversion or exchange privilege (however evidenced) issued by the Company prior to the Distribution Date, will be accompanied by a Right (unless the Board expressly provides to the contrary at the time of issuance of any such option, warrant, right or privilege), and Rights Certificates evidencing such Rights will be issued at the same time as the stock certificates for the associated shares of Common Stock.

          The Rights are not exercisable until the Distribution Date. Moreover, the time when the Rights may be exercised is restricted as described in the next paragraph. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

Exercise of Rights Under Certain Circumstances

          In the event that any Person becomes an Acquiring Person, proper provision will be made so that the registered holder of each Right (other than Rights Beneficially Owned as described in the next sentence) will thereafter have the right to receive, upon exercise thereof, the number of shares of Common Stock which, at the time of the occurrence of such event, will have a market value equal to two times the product of the then current Exercise Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable. After the first occurrence of either of the events described in the preceding sentence, all Rights which are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by a Restricted Person or specified transferees therefrom will be or become void. Under no circumstances may a Right be

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exercised after the occurrence of either such event unless the Company's right to redeem the Rights (as described below) has expired.

          If, on or after the date on which any Person has become an Acquiring Person, any of the following transactions occur: (i) the Company merges into or consolidates with an Interested Shareholder (as hereinafter defined) or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited designated exceptions); (ii) an Interested Shareholder or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited designated exceptions) merges into the Company and either (A) all or part of the outstanding shares of Common Stock of the Company are converted into capital stock or other securities of any other Person (or the Company), cash and/or other property or (B) such shares remain outstanding, unconverted and unchanged; or (iii) the Company sells or transfers 50% or more of its consolidated assets or earning power to an Interested Shareholder (as hereinafter defined) or, unless all holders of the Company's outstanding shares of Common Stock are treated the same, another Person (with limited designated exceptions); proper provision will be made so that the registered holder of each Right (other than Rights which have become void) will thereafter have the right (the "Flip-Over Right") to receive, upon exercise thereof, the number of common shares of the acquiror (or of another Person affiliated therewith) which, at the time of consummation of such transaction, will have a market value equal to two times the product of the then current Exercise Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable. An "Interested Shareholder" is any Restricted Person or any Affiliate or Associate of any other Person in which such Restricted Person has an interest, or any Person acting, directly or indirectly, on behalf of or in concert with any such Restricted Person.

Adjustments to Exercise Price and Stock Purchasable Upon Exercise

          The Exercise Price payable, the number and kind of shares of capital stock issuable upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend payable in Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to the holders of the Preferred Shares of certain options, warrants or rights to subscribe for or purchase Preferred Shares at a price, or securities convertible into or exchangeable for Preferred Shares with a conversion or exchange price, less than the then Fair Market Value of the Preferred Shares or (iii) upon the distribution to the holders of the Preferred Shares of cash, securities, evidences of indebtedness or other property (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or options, warrants or rights (other than those referred to in clause (ii) above).

          The number of outstanding Rights and the number of one two-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a dividend on the Common Stock payable in shares of Common Stock or a subdivision, combination or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.

          With certain specified exceptions, no adjustment in the Exercise Price will be made until the cumulative adjustments required equal at least 1% of the Exercise Price. The Company is not required to issue fractional Preferred Shares (other than fractions which are multiples of one two-hundredth of a Preferred Share), but in lieu thereof the Company would be required to make a cash payment based on the Fair Market Value of the Preferred Shares on the trading day immediately preceding the date of exercise.

Terms of Preferred Shares

          The Preferred Shares receivable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle the holder thereof to receive a preferential quarterly dividend equal to 200 times the aggregate per share amount of all cash dividends, plus 200 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of Common Stock), declared on the Common Stock during such quarter, adjusted to give effect to any dividend on the Common Stock payable in shares of Common Stock or any subdivision, combination or reclassification of the Common Stock (a "Dilution Event"). Each Preferred Share will entitle the holder thereof to 200 votes on all matters submitted to a vote of the shareholders of the Company, voting together as a single class with the holders of the Common Stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any Dilution Event. In the event of liquidation of the Company, the holder of each Preferred Share will be entitled to receive a preferential liquidation payment equal to 200 times the aggregate per share amount to be distributed to the holders of the Common Stock, adjusted to give effect to any Dilution Event, plus an amount equal to accrued and unpaid dividends and distributions on such Preferred Share, whether or not declared, to the date of such payment. In the event of any merger, consolidation or other transaction in which the outstanding shares of Common Stock of the Company are exchanged for or converted into other capital stock, securities, cash and/or other property, each Preferred Share will be similarly exchanged or converted into 200 times the per share amount applicable to the Common Stock, adjusted to give effect to any Dilution Event.

          Because of the nature of the dividend, voting, liquidation and other rights accorded to each Preferred Share, the value of the one two-hundredth of a Preferred Share receivable upon the exercise of each Right should approximate the value of one share of Common Stock.

Redemption of Rights

          At any time prior to the earliest of (i) 10 Business Days after the first public announcement that any Person (other than an Exempt Person) has become an Acquiring Person, (ii) the occurrence of any transaction which permits the exercise of the Flip-Over Right and (iii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at the redemption price of $.005 per Right, adjusted to give effect to any Dilution Event (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. After the redemption period has expired, the Company's right of redemption may be reinstated, under the circumstances specified in the Rights Agreement, if either (i) the Person who became an Acquiring Person shall reduce, in one or a series of related transactions not involving the Company or any Subsidiary or the occurrence of any transaction which permits the exercise of the Flip-Over Right, its Beneficial Ownership of the outstanding shares of Common Stock to less than 10% of such outstanding shares or (ii) in connection with any transaction which permits the exercise of the Flip-Over Right, which does not involve an Interested Shareholder and in which all holders of the Common Stock are treated the same. Immediately after action by the Board directing the redemption of the Rights, the option to exercise the Rights will terminate, and thereafter each registered holder of the Rights will only be entitled to receive the Redemption Price therefor.

Exchange of Rights

          At any time after any Person has become an Acquiring Person and prior to the time that any Person (other than an Exempt Person), together with its Affiliates and Associates, has become the Beneficial Owner of 50% or more of the outstanding shares of Common Stock, the Board may direct that all or any part of the outstanding Rights (other than Rights which have become void) be exchanged for shares of Common Stock at the exchange rate of one share of Common Stock (or one two-hundredth of a Preferred Share or of another share of capital stock of the Company having equivalent rights, preferences and privileges) per Right, adjusted to give effect to any Dilution Event.

Amendment of the Rights and the Rights Agreement

          Prior to the Distribution Date, the terms of the Rights and the Rights Agreement may be supplemented or amended by the Board in any manner. From and after the Distribution Date, the Rights may be supplemented or amended by the Board, without the approval of the holders of the Rights, in certain respects which do not adversely affect, as determined by the Board, the interests of such holders; provided, however, that the Rights Agreement cannot be amended to lengthen (i) any time period unless such lengthening is for the benefit of the holders of the Rights or (ii) any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable.

Miscellaneous

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.